UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 22, 2009

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Light Street, Baltimore, Maryland		21202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

In our fiscal year 2009 Annual Report to Shareholders, mailed on June 22, 2009, we will provide a measure of our earnings that we have not previously released. This measure is “cash income, excluding SIV securities losses and impairment charges” and is based on a methodology other than generally accepted accounting principles (“non-GAAP”). We define “cash income (loss)” as net income (loss) plus amortization and deferred taxes related to intangible assets and goodwill less deferred income taxes on goodwill and intangible asset impairments.  We define "cash income, excluding SIV securities losses and impairment charges" as cash income (loss) plus net money market fund support losses, including net losses on the sale of the underlying SIV securities and impairment charges.

We believe that cash income, excluding SIV securities losses and impairment charges, provides a good representation of our core operating performance in light of the fact that Legg Mason has eliminated its exposure to SIV securities as of March 2009 and in order to facilitate comparison of our results to the results of other asset management firms that have not engaged in money market fund support transactions or significant acquisitions, including any related goodwill or intangible asset impairments.

We also believe that cash income (loss) and cash income, excluding SIV securities losses and impairment charges, are important metrics in estimating the value of an asset management business. These measures are provided in addition to net income, but are not a substitute for net income and may not be comparable to non-GAAP performance measures, including measures of cash earnings or cash income, of other companies. Further, cash income (loss) and cash income, excluding SIV securities losses and impairment charges, are not liquidity measures and should not be used in place of cash flow measures determined under GAAP.  Legg Mason considers cash income (loss) and cash income, excluding SIV securities losses and impairment charges, to be useful to investors because they are important metrics in measuring the economic performance of asset management companies, as indicators of value, and because they facilitate comparisons of Legg Mason’s operating results with the results of other asset management firms that have not engaged in money market fund support transactions or significant acquisitions, and in light of the fact that Legg Mason has eliminated its exposure to SIV securities.

In calculating cash income (loss), we add the impact of the amortization of intangible assets from acquisitions, such as management contracts, to net income to reflect the fact that these non-cash expenses distort comparisons of Legg Mason’s operating results with the results of other asset management firms that have not engaged in significant acquisitions.  Deferred taxes on indefinite-life intangible assets and goodwill represent actual tax benefits that are not realized under GAAP absent an impairment charge or the disposition of the related business.  Because we actually receive these tax benefits on indefinite-life intangibles and goodwill over time, we add them to net income in the calculation of cash income (loss). Conversely, we subtract the income tax benefits on these impairment charges that have been recognized under GAAP. In calculating cash income, excluding SIV securities losses and impairment charges, we add net money market fund support losses, including net losses on the sale of the underlying SIV securities, and impairment charges to cash income (loss) to reflect that these charges distort comparisons of Legg Mason’s operating results to prior periods and the results of other asset management firms that have not engaged in money market fund support transactions or significant acquisitions, including any related impairments, and because Legg Mason has eliminated its exposure to SIV securities.

Although depreciation and amortization of fixed assets are non-cash expenses, we do not add these charges in calculating cash income (loss) or cash income, excluding SIV securities losses and impairment charges, because these charges are related to assets that will ultimately require replacement.

Attached hereto as Exhibit 99 and incorporated herein by reference is a reconciliation of the Company’s net income (loss) to cash income, excluding SIV securities losses and impairment charges.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Subject Matter

	99	Reconciliation of Net Income (Loss) to Cash Income, excluding SIV securities losses and impairment charges, filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: June 22, 2009	By:	/s/ Thomas P. Lemke
Thomas P. Lemke
Senior Vice President and General Counsel

LEGG MASON, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter

99	Reconciliation of Net Income (Loss) to Cash Income, excluding SIV securities losses and impairment charges, filed herewith

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